Exhibit 99.1

Statements of Revenues and Direct Operating Expenses of the
Plains Exploration & Production Company Properties to be Acquired

Following are the audited statements of revenues and direct operating expenses of the oil and gas properties to be acquired from PXP for each of the three years ended December 31, 2009, 2008 and 2007 and the unaudited interim statements of revenues and direct operating expenses for the nine month periods ended September 30, 2010 and 2009. Complete financial and operating information related to the properties, including balance sheet and cash flow information, are not presented because the properties were not maintained separately in the accounting records of PXP, and therefore the assets, liabilities, indirect operating costs and other expenses applicable to the operations were not segregated.

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Report of Independent Registered Public Accounting Firm	A-2
Statements of Revenues and Direct Operating Expenses of Certain Oil and Gas Properties of Plains Exploration & Production Company (as described in Note 1) for the years ended December 31, 2009, 2008 and 2007
A-3
Notes to Statements of Revenues and Direct Operating Expenses of Certain Oil and Gas Properties of Plains Exploration & Production Company (as described in Note 1)	A-4
Supplementary Financial Information — Supplementary Oil and Gas Disclosures	A-5
Unaudited Interim Statements of Revenues and Direct Operating Expenses of Certain Oil and Gas Properties of Plains Exploration & Production Company (as described in Note 1) for the nine months ended September 30, 2010 and 2009
A-8
Notes to Unaudited Interim Statements of Revenues and Direct Operating Expenses of Certain Oil and Gas Properties of Plains Exploration & Production Company (as described in Note 1)	A-9

Report of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors of Plains Exploration & Production Company:

In our opinion, the accompanying statements of revenues and direct operating expenses present fairly, in all material respects, the revenues and direct operating expenses of Certain Oil and Gas Properties of Plains Exploration & Production Company (the “PXP Properties”) for the years ended December 31, 2009, 2008 and 2007 in conformity with accounting principles generally accepted in the United States of America, using the basis of presentation described in Note 1. These financial statements are the responsibility of Plains Exploration & Production Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statements reflect the revenues and direct operating expenses of the PXP Properties using the basis of presentation described in Note 1 and are not intended to be a complete presentation of the financial position, results of operations, or cash flows of the PXP Properties.

/s/  PricewaterhouseCoopers LLP

Houston, Texas
September 28, 2010

Statements of Revenues and Direct Operating Expenses of
Certain Oil and Gas Properties of Plains Exploration & Production Company (as described in Note 1)

	Year Ended December 31,
	2009	2008	2007
		(in thousands)

Revenues	$127,291	$151,826	$53,886
Direct operating expenses	31,612	20,642	12,027

Revenues in excess of direct operating expenses	$95,679	$131,184	$41,859

See accompanying notes to the statements of revenues and direct operating expenses.

Notes to Statements of Revenues and Direct Operating Expenses of
Certain Oil and Gas Properties of Plains Exploration & Production Company (as described in Note 1)

1.	Background and Basis of Presentation

On September 19, 2010, Plains Exploration & Production Company (PXP) and certain of its subsidiaries executed an agreement with McMoRan Exploration Co. (MMR) and certain of its subsidiaries to divest PXP’s interests in properties located in the Gulf of Mexico shallow water (the PXP Properties) for a combination of cash and stock. PXP will receive $75 million in cash and 51 million shares of MMR common stock in exchange for PXP’s interests in all of its Gulf of Mexico leasehold located in less than 500 feet of water. The consummation of the transaction is subject to the approval of MMR’s stockholders and, if approved, will have an effective date of August 1, 2010.

The accompanying audited statements include revenues from oil, natural gas and natural gas liquids production and direct lease operating expenses associated with the PXP Properties. For purposes of these statements, all properties identified in the agreement between PXP and MMR to divest the PXP Properties are included herein. Because the PXP Properties were not separate legal entities, the accompanying statements vary from a complete income statement in accordance with accounting principles generally accepted in the United States of America in that they do not reflect certain expenses that were incurred in connection with the ownership and operation of the PXP Properties including, but not limited to, general and administrative expenses, interest expense, gains and losses on mark-to-market derivative contracts and federal and state income tax expenses. These costs were not separately allocated to the PXP Properties in the accounting records of PXP. In addition, these allocations, if made using historical general and administrative structures and tax burdens, would not produce allocations that would be indicative of the historical performance of the PXP Properties had they been MMR’s properties due to the differing size, structure, operations and accounting policies of PXP and MMR. The accompanying statements also do not include provisions for depreciation, depletion, amortization and accretion, as such amounts would not be indicative of the costs which MMR will incur upon the allocation of the purchase price paid for the PXP Properties. Furthermore, no balance sheet has been presented for the PXP Properties because their historical cost and related working capital balances are not segregated or easily obtainable, nor has information about the PXP Properties’ operating, investing and financing cash flows been provided for similar reasons. Accordingly, the historical statements of revenues and direct operating expenses of the PXP Properties are presented in lieu of the full financial statements required under Item 3-05 of Securities and Exchange Commission Regulation S-X.

Revenue Recognition — Oil and gas revenue is recognized upon delivery and passage of title using the sales method for gas imbalances, net of any royalty interests or other profit interests in the produced product.

During 2009, sales to Chevron Natural Gas, Shell Trading (US) Company and Enterprise Products accounted for approximately 49%, 18% and 12%, respectively, of the PXP Properties’ total revenues. During 2008, sales to Chevron Natural Gas, Amerada Hess Corporation and Shell Trading (US) Company accounted for approximately 36%, 13% and 10%, respectively, of the PXP Properties’ total revenues. During 2007, sales to Manti Exploration Operating LLC, Crosstex Gulf Coast Mktg, Ltd. and Superior Natural Gas Corporation accounted for approximately 26%, 23%, and 19%, respectively, of the PXP Properties’ total revenues and sales to Shell Trading (US) Company and Targa Louisiana Field Services LLC each accounted for approximately 11% of such revenues. During such periods, no other purchaser accounted for more than 10% of the total revenues. The loss of any single significant customer or contract could have a material adverse short-term effect; however, it is not likely that the loss of any single significant customer or contract would materially affect the PXP Properties in the long-term as such purchasers could be replaced by other purchasers under contracts with similar terms and conditions.

Direct Operating Expenses — Direct operating expenses are recognized when incurred and consist of the direct expenses of operating the PXP Properties. The direct operating expenses include lease operating expenses, electricity, production and ad valorem taxes and gathering and transportation expenses. Lease operating expenses include lifting costs, well repair expenses, surface repair expenses, well workover costs and other field expenses. Lease operating expenses also include expenses directly associated with support personnel, support services, equipment, facilities and insurance directly related to oil and natural gas production activities of the PXP Properties.

Supplementary Financial Information
Supplementary Oil and Gas Disclosures

Costs incurred

The following table summarizes the costs incurred for each of the three years in the period ended December 31, 2009 attributable to the PXP Properties:

	Year Ended December 31,
	2009	2008	2007
		(in thousands)

Property acquisitions costs
Unproved properties	$2,383	$4,067	$9,177
Proved properties	335	214	24,677
Exploration costs	99,028	134,403	189,980
Development costs	41,687	70,383	19,177

	$143,433	$209,067	$243,011

Amounts presented include capitalized general and administrative expense of $9.0 million, $4.5 million and $2.1 million in 2009, 2008 and 2007, respectively, and capitalized interest expense of $5.9 million, $1.2 million and $1.9 million in 2009, 2008 and 2007, respectively.

Supplemental reserve information (unaudited)

The following unaudited supplemental reserve information summarizes the net proved reserves of oil (including condensate and natural gas liquids) and gas and the standardized measure thereof for each of the three years in the period ended December 31, 2009 attributable to the PXP Properties. All of the reserves are located in the United States. In 2009 and 2008, reserves were based upon reserve reports prepared by the independent petroleum engineers of Netherland, Sewell & Associates, Inc. and Ryder Scott Company L.P. (Ryder Scott). In 2007, reserves were based upon (1) reserve reports prepared by Netherland, Sewell & Associates, Inc. and Ryder Scott, (2) reserve volumes prepared by PXP and audited by Miller and Lents, Ltd. and (3) reserve volumes prepared by PXP, which were not audited by an independent petroleum engineer.

There are numerous uncertainties inherent in estimating quantities and values of proved reserves and in projecting future rates of production and the amount and timing of development expenditures, including many factors beyond the property owner’s control. Reserve engineering is a subjective process of estimating the recovery from underground accumulations of oil and gas that cannot be measured in an exact manner, and the accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Because all reserve estimates are to some degree subjective, the quantities of oil and gas that are ultimately recovered, production and operating costs, the amount and timing of future development expenditures and future oil and gas sales prices may each differ from those assumed in these estimates. In addition, different reserve engineers may make different estimates of reserve quantities and cash flows based upon the same available data. The Standardized Measure shown below represents estimates only and should not be construed as the current market value of the estimated oil and gas reserves attributable to the PXP Properties. In this regard, the information set forth in the following tables includes revisions of reserve estimates attributable to proved properties included in the preceding year’s estimates. Such revisions reflect additional information from subsequent development activities, production history of the PXP Properties and any adjustments in the projected economic life of such properties resulting from changes in product prices.

In December 2008, the Securities and Exchange Commission (SEC) issued its final rule, Modernization of Oil and Gas Reporting, which was first effective for reporting 2009 reserve information. In January 2010, the Financial Accounting Standards Board issued its authoritative guidance on extractive activities for oil and gas to align its requirements with the SEC’s final rule. Under the SEC’s final rule, prior period reserves were not restated.

Estimated quantities of oil and natural gas reserves (unaudited)

The following table sets forth certain data pertaining to the PXP Properties’ proved, proved developed and proved undeveloped reserves for each of the three years in the period ended December 31, 2009.

	Oil	Gas
	(MBbl)	(MMcf)

2009
Proved Reserves
Beginning balance	2,072	73,467
Revision of previous estimates	399	(359)
Extensions, discoveries and other additions	232	10,907
Improved recovery	—	—
Purchase of reserves in-place	—	—
Sale of reserves in-place	—	—
Production	(1,015)	(18,472)

Ending balance	1,688	65,543

Proved Developed Reserves, December 31	1,316	51,263

Proved Undeveloped Reserves, December 31	372	14,280

2008
Proved Reserves
Beginning balance	962	27,620
Revision of previous estimates	366	2,424
Extensions, discoveries and other additions	1,324	54,993
Improved recovery	—	—
Purchase of reserves in-place	—	—
Sale of reserves in-place	—	—
Production	(580)	(11,570)

Ending balance	2,072	73,467

Proved Developed Reserves, December 31	1,916	65,391

Proved Undeveloped Reserves, December 31	156	8,076

2007
Proved Reserves
Beginning balance	200	7,798
Revision of previous estimates	141	3,008
Extensions, discoveries and other additions	362	17,278
Improved recovery	—	—
Purchase of reserves in-place	391	5,290
Sale of reserves in-place	—	—
Production	(132)	(5,754)

Ending balance	962	27,620

Proved Developed Reserves, December 31	849	15,057

Proved Undeveloped Reserves, December 31	113	12,563

Standardized measure of discounted future net cash flows (unaudited)

The Standardized Measure of discounted future net cash flows relating to proved crude oil and natural gas reserves is presented below:

	December 31,
	2009	2008	2007
	(in thousands)

Future cash inflows	$374,718	$540,224	$292,197
Future development and abandonment costs	(45,987)	(44,094)	(23,332)
Future production expense	(97,998)	(92,976)	(41,337)
Future income tax expense	(73,958)	(135,924)	(74,135)

Future net cash flows	156,775	267,230	153,393
Discounted at 10% per year	(49,770)	(89,745)	(29,179)

Standardized measure of discounted future net cash flows	$107,005	$177,485	$124,214

The Standardized Measure of discounted future net cash flows (discounted at 10%) from production of proved reserves was developed as follows:

1. An estimate was made of the quantity of proved reserves and the future periods in which they are expected to be produced based on year-end economic conditions.

2. In accordance with SEC guidelines, the engineers’ estimates of future net revenues from proved properties and the present value thereof for 2009 are made using the twelve-month average of the first-day-of-the-month reference prices as adjusted for location and quality differentials. Prior year estimates were not required to be restated and reflect previously disclosed estimates using year-end prices. These prices are held constant throughout the life of the properties, except where such guidelines permit alternate treatment.

3. The future gross revenue streams were reduced by estimated future operating costs (including production and ad valorem taxes) and future development and abandonment costs, all of which were based on current costs in effect at December 31 of the year presented and held constant throughout the life of the properties.

4. Future income taxes were calculated by applying the statutory federal and state income tax rate to pre-tax future net cash flows, net of PXP’s tax basis of the properties involved.

The principal sources of changes in the Standardized Measure of the future net cash flows for each of the three years in the period ended December 31, 2009, are as follows:

	Year Ended December 31,
	2009	2008	2007
	(in thousands)

Balance, beginning of year	$177,485	$124,214	$24,270
Sales, net of production expenses	(95,668)	(130,930)	(41,859)
Net change in sales and transfer prices, net of production expenses	(94,529)	(39,403)	17,459
Extensions, discoveries and improved recovery, net of costs	26,676	209,207	117,269
Changes in estimated future development costs	(10,631)	(14,006)	(4,785)
Previously estimated development costs incurred during the year	18,229	19,935	5,578
Purchase of reserves in-place	—	—	45,223
Revision of quantity estimates	21,118	29,554	8,399
Accretion of discount	24,543	13,535	2,535
Net change in income taxes	39,782	(34,621)	(49,875)

Balance, end of year	$107,005	$177,485	$124,214

Unaudited Interim Statements of Revenues and Direct Operating Expenses of
Certain Oil and Gas Properties of Plains Exploration & Production Company (as described in Note 1)

	Nine Months Ended
	September 30,
	2010	2009
	(in thousands)

Revenues	$93,166	$87,800
Direct operating expenses	15,125	24,190

Revenues in excess of direct operating expenses	$78,041	$63,610

See accompanying notes to the unaudited interim statements of revenues and direct operating expenses.

Notes to Unaudited Interim Statements of Revenues and Direct Operating Expenses of
Certain Oil and Gas Properties of Plains Exploration & Production Company (as described in Note 1)

1.	Background and Basis of Presentation

On September 19, 2010, Plains Exploration & Production Company (PXP) and certain of its subsidiaries executed an agreement with McMoRan Exploration Co. (MMR) and certain of its subsidiaries to divest PXP’s interests in properties located in the Gulf of Mexico shallow water (the PXP Properties) for a combination of cash and stock. PXP will receive $75 million in cash and 51 million shares of MMR common stock in exchange for PXP’s interests in all of its Gulf of Mexico leasehold located in less than 500 feet of water. The consummation of the transaction is subject to the approval of MMR’s stockholders and, if approved, will have an effective date of August 1, 2010.

The accompanying unaudited statements include revenues from oil, natural gas and natural gas liquids production and direct lease operating expenses associated with the PXP Properties. For purposes of these statements, all properties identified in the agreement between PXP and MMR to divest the PXP Properties are included herein. Because the PXP Properties were not separate legal entities, the accompanying statements vary from a complete income statement in accordance with accounting principles generally accepted in the United States of America in that they do not reflect certain expenses that were incurred in connection with the ownership and operation of the PXP Properties including, but not limited to, general and administrative expenses, interest expense, gains and losses on mark-to-market derivative contracts and federal and state income tax expenses. These costs were not separately allocated to the PXP Properties in the accounting records of PXP. In addition, these allocations, if made using historical general and administrative structures and tax burdens, would not produce allocations that would be indicative of the historical performance of the PXP Properties had they been MMR’s properties due to the differing size, structure, operations and accounting policies of PXP and MMR. The accompanying statements also do not include provisions for depreciation, depletion, amortization and accretion, as such amounts would not be indicative of the costs which MMR will incur upon the allocation of the purchase price paid for the PXP Properties. Furthermore, no balance sheet has been presented for the PXP Properties because their historical cost and related working capital balances are not segregated or easily obtainable, nor has information about the PXP Properties’ operating, investing and financing cash flows been provided for similar reasons. Accordingly, the historical statements of revenues and direct operating expenses of the PXP Properties are presented in lieu of the full financial statements required under Item 3-05 of Securities and Exchange Commission Regulation S-X.

In the opinion of management, the accompanying unaudited interim statements include all adjustments considered necessary for a fair presentation. Interim period results are not necessarily indicative of the results of operations for a full year.

Revenue Recognition — Oil and gas revenue is recognized upon delivery and passage of title using the sales method for gas imbalances, net of any royalty interests or other profit interests in the produced product.

Direct Operating Expenses — Direct operating expenses are recognized when incurred and consist of the direct expenses of operating the PXP Properties. The direct operating expenses include lease operating expenses, electricity, production and ad valorem taxes and gathering and transportation expenses. Lease operating expenses include lifting costs, well repair expenses, surface repair expenses, well workover costs and other field expenses. Lease operating expenses also include expenses directly associated with support personnel, support services, equipment, facilities and insurance directly related to oil and natural gas production activities of the PXP Properties.